Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-276441 on Amendment No. 1 to Form S-3 of our report dated March 24, 2023, relating to the financial statements of Aeva Technologies, Inc., appearing in the Annual Report on Form 10-K of Aeva Technologies, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, CA
January 26, 2024